ARTICLES OF INCORPORATION

                                    OF

                            LYRIC ENERGY, INC.


     KNOW ALL MEN BY  THESE PRESENTS:   That the undersigned
incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Colorado does hereby adopt and deliver in duplicate to the Secretary of State of the State of Colorado, these Articles of Incorporation:

                                ARTICLE  I
                                   Name

     The name of the corporation shall be: Lyric Energy, Inc.

                                ARTICLE  II
                            Period of Duration

     The corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                               ARTICLE  III
                            Purposes and Powers

     1. Purposes. Except as restricted by the Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

     2. General Powers. Except as restricted by the Articles of Incorporation, the corporation may exercise all powers which a corporation may exercise legally pursuant to the Colorado
Corporation Code.

     3. Partial Liquidations. The board of directors of the corporation may distribute, from time to time, to its shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets in cash or property.

     4. Issuance of Shares. The board of directors of the corporation may divide and issue any class of stock of the corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.


                                ARTICLE  IV
                               Capital Stock

     The aggregate number of shares which this corporation shall have authority to issue is fifty million (50,000,000) shares of a par value of one cent ($0.01) each, which shares shall be designated Common Stock .

     1. Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

     2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

     3. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation.

     4. Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

                                ARTICLE  V
              Right of Directors to Contract with Corporation

     No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                ARTICLE  VI
                           Corporate Opportunity

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determine from time to time by this corporation's board of directors as evidenced by resolutions appearing in the corporation s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity.
Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

                               ARTICLE  VII
                              Indemnification
                           Directors and Others

     1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture trust, or other enterprise, against expenses (including attorneys fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     3. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in this article or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

     4. Any indemnification under paragraph 1 or 2 of this article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1 or 2. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. Expenses (including attorneys fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in paragraph 4 of this article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this article.

     6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

                               ARTICLE VIII
                            Shareholder Voting

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

                                ARTICLE  IX
                     Adoption and Amendment of Bylaws

     The initial Bylaws of the corporation shall be adopted by its board of directors. The power to alter or amend or repeal the Bylaws of adopt new Bylaws shall be vested in the board of directors, but the holders of common stock may also alter, amend or repeal the Bylaws of adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.



                                ARTICLE  X
                  Registered Office and Registered Agent

     The address of the initial registered office of the corporation is 717 Seventeenth Street, Suite 2600, Denver,
Colorado 80202, and the name of the initial registered agent at such address is Douglas J. Reich. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                ARTICLE  XI
                        Initial Board of Directors

     The number of directors of the corporation shall be fixed by the Bylaws of the corporation, except the initial board of directors of the corporation shall consist of three directors.
The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successor are elected and shall qualify are as follows:


          NAME                     ADDRESS

     Wesley W. Masters             P. O. Box 7988
                                   Amarillo, Texas  79109

     G. E. Stahl                   P. O. Box 2231
                                   Amarillo, Texas  79105

     L. K. Hayhurst                P. O. Box 2231
                                   Amarillo, Texas  79105


                               ARTICLE  XII
                               Incorporator

     The name and address of the incorporator is as follows:

          NAME                     ADDRESS

     Daniel B. Matter              2600 Energy Center
                                   717 Seventeenth Street
                                   Denver, Colorado  80202


     IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 24th day of April, 1980.


                              /s/Daniel B. Matter
                                 Daniel B. Matter



STATE OF COLORADO             )
                              )    ss.
CITY AND COUNTY OF DENVER     )

     I, the undersigned, a Notary Public, hereby certify that on the 24th day of April, 1980, personally appeared before me, Daniel B. Matter who being by me first duly swore, declared that he is the person who signed the foregoing document as incorporator, that it was his free and voluntary act and deed, and that the statements therein contained are true.

     WITNESS my hand and official seal.

     My Commission expires:   ______________________________

                              _________________________________
                                        Notary Public


(N O T A R I A L   S E A L)


                           ARTICLES OF AMENDMENT


                                  TO THE


                        ARTICLES OF INCORPORATION


     Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is Lyric Energy, Inc.

     SECOND: The following amendment was adopted by the shareholders of the corporation on the Ninth day of February, 1987, in the manner prescribed by the Colorado Corporation
Act:

          The aggregate number of shares which the Corporation shall have power to issue shall be two hundred fifty million (250,000,000) shares of no par value common stock. Each share shall have the same rights and privileges as every other share and no distinction between them shall exist.

     THIRD: The number of shares of the corporation outstanding at time of such adoption was 38,433,000; and the number of shares entitled to vote thereon was 38,433,000.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

          CLASS                         NUMBER OF SHARES

          Common Stock, No Par Value      38,433,000

     FIFTH:    The number of shares voted for such amendment was
25,776,783; and the number of shares voted against such amendment was 445,362.

     SIXTH:    The number of shares of each class entitled to
vote thereon as a class voted for and against such amendment, respectively, was:

              CLASS           NUMBER OF SHARES VOTED

          Common Stock        For            Against
                          25,776,783         445,362



     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

               No Change

     EIGHTH:   The manner in which such amendment effects a
change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

               No Change


                                   LYRIC ENERGY, INC.


                                   By: /s/ G. E. Stahl
                                       G.E. Stahl, President


                                   And: /s/ John Dodson
                                       John Dodson, Secretary



STATE  OF  TEXAS    )
County of Potter    )

          Before me, Alberta M. Reinbold a Notary Public in and for the said County and State personally appeared G. E. Stahl who acknowledged before me that he is the President of Lyric Energy, Inc., a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

          In witness whereof I have hereunto set my hand and seal
this 26th day of   June, A.D. 1987.

          My commission expires:  2-21-89


                                   /s/ Alberta M. Reinbold
                                      (Notary Public)


                                  BYLAWS

                                    OF

                            LYRIC ENERGY, INC.


                                ARTICLE  I
                    Principal Office and Corporate Seal

     Section 1. The principal office and place of business of the corporation in the State of Texas shall be at 1013 West 8th Avenue, Amarillo, Texas 79105. Other offices and places of business may be established from time to time by resolution of the board of directors or as the business of the corporation may require.

     Section 2. The seal of the corporation shall have inscribed thereon the name of the corporation and shall be in such form as may be approved by the board of directors, which shall have power to alter the same at pleasure. The corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

                                ARTICLE  II
                        Shares and Transfer Thereof

    Section 1 - Certificates. The shares of this corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     Section 2 - New Certificates. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

     Section 3 - Loss or Destruction. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the corporation, upon giving to the corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the board of directors.

     Section 4 - Transfer Agent. Unless otherwise specified by the board of directors by resolution, the secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 5, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

     Section 5 - Close of Transfer Book and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the board of directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be thirty days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                               ARTICLE  III
                     Shareholders and Meetings Thereof

     Section  1  -   Shareholders of Record.  Only shareholders
of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

     Section 2 - Meetings. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place as specified from time to time by the board of directors. If the board of directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

     Section 3 - Annual Meeting. In the absence of a resolution of the board of directors providing otherwise, the annual meting of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the 1st day of the fifth month in each fiscal year, if the same be not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 o clock a.m.

     Section 4 - Special Meetings. Special meetings of shareholders may be called by the president, the board of directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting, or legal counsel of the corporation as last designated by resolution of the board of directors.

     Section 5 - Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty days notice shall be given.


     Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as deliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the corporation.

     Section 6 - Shareholder Record. The officer or agent having charge of the stock transfer books for shares of this corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten days before such meeting, shall be kept on file at the principal office of the corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

     Section 7 - Quorum and Adjournment. At any meeting of the shareholders the presence, in person or by proxy of the holders of more than a majority of the shares outstanding and entitled to vote shall constitute a quorum. In the absence of a quorum, the meeting may be adjourned by any officer entitled to preside at, or act as secretary of such meeting, or by a majority in interest of those shareholders present in person or by proxy.

     Section 8 - Voting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     At all meetings of the shareholders, a quorum being present, all matters shall be decided by a simple majority vote of the then eligible share, except as otherwise provided by statute, by the Articles of Incorporation of the corporation, or by these Bylaws. The vote on any matter need not be by ballot unless required by statute or requested by a shareholder, in person or by proxy, who is entitled to vote at the meeting.


     Section 9 - Conduct of Meetings. Each meeting of the shareholders shall be presided over by the president, or if the president shall not be present, by the vice president. If both the president and vice president are absent, a chairman shall be chosen by a majority in voting interest of those shareholders present or represented by proxy. The secretary of the corporation shall act as secretary of each meeting of the shareholders. If he shall not be present the chairman of the meeting shall appoint a secretary.

                                ARTICLE  IV
                     Directors,  Powers  and  Meetings

     Section 1 - Board of Directors. The business and affairs of the corporation shall be managed by a board of three directors who need not be shareholders of the corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and shall qualify. The board of directors may increase of decrease, to not less than three, the number of directors by resolution.

     Section 2 - Regular Meetings. The annual meeting of the board of directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the board of directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. Regular meetings of the board of directors may be held without notice as determined by resolution adopted by the board.

     Section 3 - Special Meetings. Special meetings of the board of directors or any committee designated by said board may be called at any time by the president or by any director, and may be held within or outside the State of Colorado at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed or telegraphed to the last known address of each director at least five days, or shall be given to a director in person or by telephone at least forth-eight hours, prior to the date or time fixed for the meeting. Special meetings of the board of directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors or any committee designated by said board need be specified in the notice or waiver of notice of such meeting.

     Section 4 - Special Attendance. Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the board of directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

     Section 5 - Quorum and Voting. A quorum at all meetings of the board of directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the laws of the State of Colorado or by the Articles of Incorporation or these Bylaws.

     Section  6  -  Organization.  The president of the
corporation, or in his absence, the vice president, shall preside at each meeting of the board of directors. The secretary, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     Section 7 - Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section  8  -  Vacancies.     Any vacancy occurring in the
board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify.

     Section 9 - Compensation. Directors may receive such compensation and reimbursement for expenses as may be established by appropriate resolution of the board of directors and in addition thereto, shall receive reasonable traveling expense, if any is required, for attendance at such meetings. A director may serve the corporation in a capacity other than that of a director and receive compensation for the services rendered in that capacity.

     Section 10 - Executive Committees. The board of directors, by resolution adopted by a majority of the number of directors may designate from among its members an executive committee, and one or more other committees each of which, to the extent provided in the resolution shall have all of the authority of the board of directors; but no such committee shall have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

     Section 11 - Removal of Directors. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire board of directors or any lesser number, with or without cause.

     Section 12 - Resignations. A director of the corporation may resign at any time by giving written notice to the board of directors, president or secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.

     Section 13 - General Powers. The business and affairs of the corporation shall be managed by the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

                                 ARTICLE V
                             Waiver of Notice

     Notwithstanding any notices required by law or these Bylaws to be given to any shareholder or director of the corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice.

                                ARTICLE VI
                         Action Without a Meeting

     Any action required to be taken at a meeting of the directors, executive committee, or other committee of the directors, or shareholders of this corporation, or any action which may be taken at a meeting of directors, executive committee, or other committee of the directors, or shareholders, may be taken without a meting if a consent in writing, setting forth the action so taken shall be signed by all of the directors, executive or other committee members or shareholders entitled to vote with respect to the subject matter thereof.

     Such consent shall have the same force and effect as a unanimous vote of the directors, executive committee or other committee members or shareholders, as the case may be and may be stated as such in any articles or document filed with the Secretary of State of Colorado.

                                ARTICLE VII
                                 Officers
     Section 1 - Term and Compensation. The elective officers of the corporation shall consist of at least a president, a secretary and a treasurer each of whom shall be eighteen years or older and who shall be elected by the board of directors at its annual meeting. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the board of directors and until their respective successors are elected and shall qualify. Any two offices, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and secretary. The board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the board. All officers shall be paid such compensation as may be directed by the board.

     Section 2 - Powers. The officers of the corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the board of directors.

          (a) The president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. The president or a vice president, unless some other person is specifically authorized by the board of directors, shall sign all stock certificates, bonds, deeds, mortgages, leases and contracts of the corporation. The president shall perform all the duties commonly incident to his office and such other duties as the board of directors shall designate.

          (b) In the absence or disability of the president, the vice president or vice presidents, if any, in order of their rank as fixed by the board of directors, and if not ranked, the vice presidents in the order designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall have such other powers and perform such other duties as may from time to time be assigned to him by the president.

          (c) The secretary shall keep accurate minutes of all meetings of the shareholders and the board of directors. He shall keep, or cause to be kept a record of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders or the board of directors. The secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the corporation when so authorized. The secretary of assistant secretary shall sign all stock certificates. The secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president.

          (d) An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all of the duties of the secretary. He shall perform such other duties as may be assigned to him by the president or by the secretary.

          (e) The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He shall keep accurate books of accounts of the corporation s transactions, which shall e the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the board of directors or president. The treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president. In the absence or disability of the president and vice president or vice presidents, the treasurer shall perform the duties of the president.

          (f) An assistant treasurer may, at the request of the treasurer, or in the absence or disability of the treasurer, perform all of the duties of the treasurer. He shall perform such other duties as may be assigned to him by the president or by the treasurer.

     Section 3 - Compensation. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the board of directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the board may deem advisable.

     Section 4 - Delegation of Duties. In the event of absence or inability of any officer to act, the board of directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

     Section 5 - Removal. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

                               ARTICLE  VIII
                                  Finance

     Section 1 - Reserve Funds. The board of directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to met contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

     Section 2 - Banking. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the board of directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the board of directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

     Section  3  -  Fiscal Year.  The fiscal year of the
corporation shall be determined by resolution of the board of directors.

                                ARTICLE  IX
                                 Dividends

     Subject to the provisions of the Articles of Incorporation and the laws of the State of Colorado, the board of directors may declare dividends whenever, and in such amounts, as in the board s opinion the condition of the affairs of the corporation shall render such advisable.

                                ARTICLE  X
                        Contracts, Loans and Checks

     Section  1  -  Execution of Contracts.   Except as otherwise
provided by statute or by these Bylaws, the board of directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.

     Section 2 - Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name unless authorized by the board of directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm, corporation or individual.
An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the board of directors discretion, may be general or confined to specific instances.

     Section 3 - Checks. Checks, notes, drafts and demands for money issued in the name of the corporation shall be signed by such person or persons as designated by the board of directors and in the manner the board of directors prescribes.

                                ARTICLE  XI
                                Amendments

     Subject to repeal or change by action of the shareholders, these Bylaws may be altered, amended or repealed at the annual meeting of the board of directors or at any special meeting of the board called for that purpose.

                               ARTICLE  XII
                                  Gender

     Whenever in these Bylaws the masculine gender is used, it shall be deemed to include the feminine gender. The above Bylaws approved and adopted by the Board of Directors on May 1, 1980.


                              /s/  Douglas J. Reich
                                   Assistant Secretary